Exhibit 5.1

Allens
Deutsche Bank Place Corner Hunter and Phillip Streets Sydney NSW 2000 Australia	GPO Box 50 Sydney NSW 2001 Australia

T +61 2 9230 4000
F +61 2 9230 5333 www.allens.com.au	ABN 47 702 595 758

19 December 2024

Novonix Limited

12/114 Edward Street

Brisbane QLD 4000

AUSTRALIA

Novonix Limited - Registration Statement on Form S-8 – Opinion of Allens

We have acted as Australian counsel for Novonix Limited (ACN 157 690 830), a corporation incorporated under the laws of Australia (the Company), in connection with the registration statement on Form S-8 filed by the Company with the United States Securities and Exchange Commission (the SEC) on 20 December 2024 (the Registration Statement), under the United States Securities Act of 1933 (the Securities Act) with respect to 60,659,414 fully paid ordinary shares of the Company, no par value per share (the Shares), which includes the Shares underlying the American Depositary Shares (together with the Shares, the Securities), delivered or to be delivered by the Company in connection with awards granted or to be granted under the Performance Rights Plan (the Rules) to certain eligible participants in the Rules.

1	Documents

We have:

(a)	reviewed the Registration Statement and the Rules;

(b)	reviewed, examined and relied upon the originals, or electronic or physical certified copies of:

(i)	records of the Company, including the constitution of the Company (the Constitution);

(ii)	certain resolutions adopted by the Company’s Board of directors and committees thereof; and

(iii)

public documents and any other certificates, approvals, instruments and documents as we have deemed relevant and necessary as the basis of the opinion set forth below (collectively, the Documents); and

(c)	received written confirmation from the Company’s Company Secretary that the above referenced resolutions have been approved.

We have not reviewed any documents other than those referred to above and have not taken, and are not obliged to take, any steps to verify the assumptions contained in this opinion.

2	Assumptions

In examining the Documents and for the purposes of this opinion, we have assumed:

(a)	the genuineness of all signatures;

(b)	the authenticity of all Documents submitted to us as originals;

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Novonix Limited

(c)

the conformity to original documents of all Documents submitted to us as copies, whether physical or electronic, and the authenticity of the originals of those copies and, where a Document has been examined by us in draft or specimen form, it will be or has been executed in the form of that draft or specimen;

(d)	that all Documents submitted to us are true and complete;

(e)	each natural person or entity signing any Document reviewed by us had the legal capacity and authority to do so and to perform his or her obligations thereunder;

(f)

to the extent that the Company or its directors have the right to make elections or exercise discretions in the future in respect of allocations of Shares pursuant to the Rules, that such elections and/or discretions are properly authorised and made at the time; and

(g)

all information provided to us, and any representations made to us by officers and employees of the Company in connection with this opinion are true, correct and complete as to questions of fact when provided and remain so at the date of this opinion, containing all information required, without us making any separate enquiry or investigation, in order for us to provide this opinion.

3	Opinion

Based on the assumptions under section 2 of this letter and the review of the documents referred to in section 1, and subject to the qualifications under section 4 of this letter, we are of the opinion that:

(a)

to the extent Shares will consist of newly issued ordinary shares of the Company, such Shares, when issued in accordance with the terms of the Rules, will be validly issued, fully paid and non-assessable; and

(b)

to the extent Shares will consist of already issued ordinary shares of the Company, such Shares, when acquired, allocated, and duly registered in accordance with the terms of the Rules, will be validly issued, fully paid and non-assessable.

For the purpose of this opinion, the term “non-assessable”, when used to describe the liability of a person as the registered holder of shares, has no clear meaning under the laws of Australia, so we have assumed those words to mean that, under the Corporations Act 2001 (Cth), the Constitution, and any resolution taken under the Constitution approving the issue of the Shares, no holder of the Securities is liable, by reason solely of being a holder of Securities, for additional payments or calls for further funds by the Company or any creditor of the Company.

4	Qualifications

This opinion is subject to the following qualifications:

(a)	this opinion is limited to the laws of Australia and we do not express any opinion as to the effect of any other laws;

(b)	this opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated;

(c)

this opinion letter has been delivered on the date hereof based on the laws of Australia in effect on this date, and we undertake no, and disclaim any, duty to advise you regarding any changes in, or to otherwise communicate with you with respect to, the matters and opinion set forth herein; and

(d)	we express no opinion as to the enforceability of any Documents.

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Novonix Limited

5	Consent

We hereby consent to the filing of our opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC.

Kind regards

Chelsey Drake Partner Allens Chelsey.Drake@allens.com.au T +61 2 9230 3202	Aidan Shanley Senior Associate Allens Aidan.Shanley@allens.com.au T +61 2 9230 3086

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